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                                                            Exhibit 10.6

                                        EXECUTION COPY



                               SEVERANCE AGREEMENT


          THIS AGREEMENT, made as of this 28th day of December 1995 by and between IMRE Corporation, a Delaware corporation having its principal office at 401 Queen Anne Avenue North, Seattle, Washington 98109 (the "Company") and Martin D. Cleary (the "Employee").

          WHEREAS, the Company has employed Employee and Employee has provided services to the Company as Chief Executive Officer pursuant to the terms of that certain Employment Agreement dated as of September 30, 1994 (the "Employment Agreement") between the Company and the Employee;

          WHEREAS, the parties have agreed that Employee's employment arrangements with the Company shall cease, effective as of December 31, 1995 and in connection therewith Employee shall resign as Chief Executive Officer and Director of the Company; and

          WHEREAS, the parties hereto desire to set forth their respective rights and obligations with respect to the termination of the employment of Employee and their agreement on certain related matters.

          NOW, THEREFORE, in consideration of the covenants and conditions set forth herein, the parties hereto, intending to be legally bound, agree as follows:

          1. TERMINATION OF EMPLOYMENT. The parties hereby agree that the employment arrangement between Employee and the Company and the Employment Agreement evidencing such arrangement shall be terminated as of December 31, 1995 (the "Termination Date") and, except as expressly provided in this Agreement, all rights and obligations of Employee and the Company with respect to such employment, are duly and effectively terminated as of the date hereof. Employee acknowledges and agrees that the Company's obligations hereunder shall replace in their entirety the Company's obligations under the Employment Agreement. Employee hereby further resigns as a director of the Company.

          2.   CASH PAYMENT TO EMPLOYEE.

               (a) The Company shall pay to Employee the sum of $225,000 representing Employee's annual Base Salary (as defined in the Employment Agreement) for the 1995 fiscal year. The Company shall pay such $225,000 to Employee in the following installments: (i) $110,000 by January 10, 1996; (ii) the remaining $115,000 within ten (10) business days of the closing

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of its next equity offering, whether in a public offering or private placement, raising gross proceeds in excess of $4,500,000 (the "Qualified Offering"), or in the event such Qualified Offering does not close by April 1, 1996, in monthly installments, on the same basis and in the same amount as Employee is currently paid his annual base salary of $225,000 for so long as any portion of the $115,000 due to Employee is outstanding or (a) until such time as the Company determines, in its sole discretion, to pay IN TOTO the balance of such $115,000 owing to Employee at the time of such payment hereunder or (b) upon the closing of a Qualified Offering in which event the unpaid portion of the $115,000 shall be paid withing ten (10) days of such closing.

               (b) The Company shall pay to Employee an additional $168,750 on December 31, 1997 or such earlier date as the Company may, in its sole discretion, determine to pay such amount.

               (c)  Payment by the Company to Employee of amounts described in
(a) and (b) of this Section 2 shall constitute full satisfaction of the payment obligations arising under this Agreement.

          3. OPTIONS. It is acknowledged and agreed that pursuant to the Employment Agreement, Employee was granted 750,000 options to purchase the Common Stock of the Company which options will expire or be cancelled as provided in the Employment Agreement.

          4.   BENEFITS.

               (a) The Company shall, at its expense, provide the Employee during the period commencing on the Termination Date and ending at the close of business on the date which is twelve months after the Termination Date, with the same group, health, accident and hospitalization insurance plans as were in effect with respect to the Employee on the Termination Date.

               (b) Employee hereby waives the Company's obligation pursuant to the Employment Agreement to provide Employee, during the period ending at the close of business on the date which is twelve months after the Termination Date, with at least the same life and disability insurance plans as were in effect with respect to the Employee on the Termination Date.

          5.   OFFICE FURNITURE.

               (a) Employee shall be entitled to possession of such existing office furniture in Employee's office in Princeton, New Jersey (the "Office Furniture") as he elects, it being understood that any equipment (including, but not limited to,

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telecopiers, telephones, computer systems and software, typewriters, etc.) shall under no circumstances be deemed "Office Furniture" for purposes of this paragraph.

               (b) Office Furniture which Employee elects not to retain shall be transported, at the Company's expense, to the Company's headquarters in Seattle, Washington or sold, in either case, at the direction of the Board of Directors of the Company.

          6. NON-COMPETITION. The Employee shall not, for a two year period commencing December 31, 1995, directly or indirectly, (a) be employed by, engaged in or participate in the ownership, management, operation or control of, or act in any advisory or other capacity for, any Competing Entity which conducts its business within the Territory (as the terms Competing Entity and Territory are hereinafter defined); provided, however, that notwithstanding the foregoing, the Employee may make solely passive investments in any Competing Entity the common stock of which is "publicly held" and of which the Employee shall not own or control, directly or indirectly, in the aggregate securities which constitute 5% or more of the voting rights or equity ownership of such Competing Entity; or (b) solicit or divert any business or any customer from the Company or assist any person, firm or corporation in doing so or attempting to do so; or (c) cause or seek to cause any person, firm or corporation to refrain from dealing or doing business with the Company or assist any person, firm or corporation in doing so.

          For purposes of this Section 6, (i) the term "Competing Entity" shall mean any entity which presently or hereafter during the period described in this
Section 6 engages in any business activity related to "Protein A" devices, as such term is generally used in the business of the Company; and (ii) the term "Territory" shall mean North America.

          7.   RELEASES.

               (a) Employee hereby agrees not to pursue or further any action, cause of action, right, suit, debt, compensation, expense, liability, contract, controversy, agreement, promise, damage judgment, demand or claim whatsoever at law or in equity whether known or unknown which Employee ever had, now has or hereafter can, shall or may have for, upon or by any reason of any matter, cause or thing, (collectively, "Employee Claims") whatsoever against the Company, its successors, assigns, partners, representatives and affiliates (the "the Company Parties") and hereby releases, acquits and forever absolutely discharges the Company Parties of and from all of the foregoing, except with respect to the obligations of the Company set forth in this Agreement. Such Employee Claims include, but are not limited to, all claims for breach of

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contract, wrongful discharge, impairment of economic opportunity, intentional infliction of emotional harm or other torts or employment or age discrimination under every applicable federal, state or local law, including any and all state anti-discrimination laws, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, and Title VII of the Civil Rights Act. Notwithstanding anything herein to the contrary, such Employee Claims will under no circumstances include any action, cause of action, right, suit, debt, compensation, expense, liability, contract, controversy, agreement, promise, damage judgment, demand or claim relating to, arising under or arising in connection with any (i) violation or alleged violation of any federal or state securities laws, rules or regulations; (ii) breach of this Agreement; or (iii) indictment or conviction of a felony. Nothing contained herein shall effect in any way any current obligation of the Company under state law or as provided in the By-laws of the Company to indemnify Employee; provided, however, that nothing herein shall limit in any manner the Company's right to amend its By-laws in accordance with applicable laws.

               (b) The Company hereby agrees not to pursue or further any action, cause of action, right, suit, debt, compensation, expense, liability, contract, controversy, agreement, promise, damage judgment, demand or claim whatsoever at law or in equity whether known or unknown which the Company ever had, now has or hereafter can, shall or may have for, upon or by any reason of any matter, cause or thing, (collectively, "Company Claims") whatsoever against Employee and hereby releases, acquits and forever absolutely discharges Employee of and from all of the foregoing, except with respect to the obligations of Employee set forth in this Agreement. Notwithstanding anything herein to the contrary, such Company Claims will under no circumstances include any action, cause of action, right, suit, debt, compensation, expense, liability, contract, controversy, agreement, promise, damage judgment, demand or claim relating to, arising under or arising in connection with any (i) violation or alleged violation of any federal or state securities laws, rules or regulations; (ii) breach of this Agreement; (iii) breach of fiduciary duty or responsibility; or
(iv) indictment or conviction of a felony.

          8. RETURN OF THE COMPANY PROPERTY. Employee covenants and agrees that on or prior to the execution of this Agreement he shall deliver to the Company any and all property owned by the Company or in which the Company has a proprietary interest which is in his possession or under his control, including, but not limited to, (i) any and all documents and papers and/or copies thereof which are the property of the Company; (ii) any and all keys or access cards to the Company's facilities; (iii) any and all credit cards chargeable to the Company with statements of any amounts incurred and currently

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outstanding under such credit cards; and (iv) any and all equipment (including, but not limited to, technical and computer equipment).

          9. CONFIDENTIALITY. The parties hereto agree that the terms and conditions of this Agreement are confidential and further agree that they shall not divulge the terms of this Agreement to third parties generally, except as required by applicable law or to enforce this Agreement or to defend against a claim related thereto and except that the Company may reveal such terms to its partners, financing sources, accountants, legal counsel, directors and management employees and such other parties as the Company in good faith shall deem necessary. In addition, Employee agrees not to make any statement to any third party (other than Employee's accountants and attorneys) regarding the Company or its affiliates other than in connection with an employment application or as may be required by applicable law or to enforce this Agreement or to defend against a claim related thereto and the Company agrees not to make any statement to any third party regarding Employee other than as may be required by applicable law or so enforce this Agreement or to defend against a claim related thereto other than the fact that Employee was an employee of the Company during the relevant time period. In the event this covenant of confidentiality is breached, the Company and Employee will have and may pursue his legal remedies for any damages arising from a breach of this provision. Prior to any press release or other public disclosure relating to the contents of this Agreement, the Company shall confer with Employee on the contents of any such disclosure. Notwithstanding the foregoing, the Company shall be under no obligation to reach agreement with Employee on the contents of any such public announcement or disclosure required by applicable law, rule a regulation, including, but not limited to, any public announcement or disclosure required by federal or state securities laws, rules or regulations.

          10. VOLUNTARY AGREEMENT. Employee warrants that he is entering into this Agreement voluntarily, that the payments that the Company will provide Employee pursuant to this Agreement exceed the sums and consideration to which Employee is entitled to by virtue of his previous employment, and that, except as set forth herein, no promises or inducements for this Agreement have been made, and Employee enters into this Agreement without reliance upon any statement or representation by the Company, or any other person, concerning any fact material hereto.

          11. AMENDMENTS. This Agreement may only be amended, modified or supplemented by a writing duly signed by each of the parties hereto.

          12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of

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Delaware without regard to conflict of law principles.  The parties agree and consent to personal and subject matter jurisdiction in Delaware and venue in the federal and state courts of Delaware for any and all legal actions brought to enforce the terms of this Agreement.

          13. NO WAIVER. No failure to delay on the part of the Company in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.

          14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

          15. COMPLETE AGREEMENT. This Agreement embodies the complete agreement and understanding among the parties hereto and supersedes and preempts any prior understandings, agreements, or representations by or among the parties, written or oral, which amy have related to the subject matter hereof in any way, including in every respect the Employment Agreement.

          IN WITNESS WHEREOF the parties have executed this Agreement as of the date and year first above written.


                              IMRE CORPORATION



                              By: /s/ Alex P. de Soto
                                  -----------------------------
                                 Name:  Alex P. de Soto
                                 Title:  Vice President
                                         Chief Financial Officer


                              /s/ Martin D. Cleary
                              ---------------------------------
                              Martin D. Cleary

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